Exhibit 99.1

Surgalign Reaches Settlement with the Securities and Exchange Commission on Matters Related to Prior Management Between 2015-2019

DEERFIELD, Ill., August, 3, 2022 — Surgalign Holdings, Inc., (NASDAQ: SRGA) reached a settlement with the U.S. Securities and Exchange Commission (“SEC”) on August 3, 2022, concluding and resolving in its entirety the previously disclosed SEC investigation relating to activities that occurred between 2015 and 2019 by RTI Surgical Holdings, Inc., and RTI Surgical, Inc. and the prior management. As reflected in the SEC’s Order, those activities included pulling sales forward from future quarters to address projected quarterly revenue shortfalls.

Under the terms of the settlement, the Company has agreed to pay a civil penalty of US$2 million which was recorded in full during the fourth quarter of 2021. As part of the settlement, the Company has also agreed to refrain from future violations of specified provisions of federal securities laws and rules. In addition to the settlement, the Company is expected to receive $0.6 million from former executives related to recouped compensation.

The SEC acknowledged that in assessing Surgalign’s offer of settlement, it took into consideration its substantial cooperation with the Commission’s staff throughout the investigation, including by disclosing information about conduct that the staff had not yet uncovered through its own investigation, conducting an internal investigation regarding this conduct, and providing the staff regular and detailed updates on the internal investigation and key documents identified through that investigation.

“This investigation and the settlement reached stems from the activities of RTI and former senior management, not our current team. Reaching this settlement with the SEC will allow us to move forward without this uncertainty and is one more issue resolved in our effort to transform the company since we divested the RTI OEM business roughly two years ago,” said David Lyle, Chief Financial Officer of Surgalign. We believe we are now at the tail end of our transformation and are excited about the prospects of returning to growth in 2023 through new spine product offerings and the ramp of our HOLO Portal Surgical Guidance System coupled with the expansion of our AI platform.”

About Surgalign Holdings, Inc. Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This press release contains forward-looking statements that are based on management’s current expectations, estimates and projections about our products, company, and industry, our management’s beliefs, and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in our public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov.

Investor and Media Contact:	Surgalign Contact:

Glenn Wiener	Kristine Simmons
T: +1 917 887 8434	T: +1 619 206 4648
E: gwiener@gwcco.com	E: ksimmons@surgalign.com